EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-272111 on Form S-6 of our report dated September 12, 2023, relating to the statement of financial condition, including the portfolio of investments of Morgan Stanley Portfolios, Series 69, Uncommon Values Trust, 2023 Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
September 12, 2023